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                                                                  EXHIBIT 11 (1)
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Layne Christensen Company
Statement Regarding Computation of per Share Earnings

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
                                                                             YEAR ENDED JANUARY 31,
                                                              ---------------------------------------------------
                                                                  2003                2002               2001
                                                              ------------        ------------        -----------

COMPUTATION OF PER SHARE EARNINGS (IN
    THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Net income (loss)                                              $   (13,495)        $     1,078        $    (5,926)
                                                               ===========         ===========        ===========
Weighted average common shares
   outstanding                                                  11,823,000          11,758,000         11,758,000
Dilutive stock options                                             319,000             277,000                 --
                                                               -----------         -----------        -----------
                                                                12,142,000          12,035,000         11,758,000
                                                               ===========         ===========        ===========

Per share:
   Basic earnings (loss) per share                             $     (1.14)        $      0.09        $     (0.50)
                                                               ===========         ===========        ===========
   Dilutive earnings (loss) per share                          $     (1.11)        $      0.09        $     (0.50)
                                                               ===========         ===========        ===========

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